Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS RECEIVES NASDAQ LISTING DETERMINATION; INTENDS TO REQUEST HEARING

HIGHLANDS RANCH, Colorado, October 3, 2014 - Advanced Emissions Solutions, Inc. (NASDAQ:ADES) (the “Company”) today announced that on September 29, 2014 it received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating the Company did not meet the terms of the exception the Staff granted on June 6, 2014 under NASDAQ Listing Rule 5250(c)(1) (the “Rule”) because it did not file all delinquent periodic financial reports and regain compliance with the Rule by September 29, 2014. Unless the Company appeals this determination to the NASDAQ Hearings Panel (“Panel”) by October 6, 2014, trading of the Company’s common stock will be suspended and the Company delisted from NASDAQ. The Staff’s determination letter was issued in accordance with standard NASDAQ procedures due to the delayed filing of the Company’s Form 10-K for the fiscal year ended December 31, 2013 and Forms 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014.

The Company will request a hearing before the Panel, which will automatically stay the delisting determination for 15 days. The Company will also request a further stay until the hearing process is concluded. If the Panel grants the Company’s request for a stay, the Company’s common stock will continue to trade until the Panel makes a determination following the hearing. Hearings are typically scheduled to occur 30-45 days after the date of the hearing request. At the hearing, the Company will present its plan to regain compliance with the Rule and request the Panel to grant a further extension to permit the Company time to file its delinquent periodic reports. The Panel has the authority to grant an exception to the Rule and continue the Company’s listing on NASDAQ through March 27, 2015.

The Company’s delay in filing its periodic reports is due to its previously disclosed extensive review of its accounting transactions including the re-audit of its financial statements for 2011 and 2012, assessment of the effectiveness of its internal controls over financial reporting, and the restatement of its previously issued financial statements for the first three quarters of 2013.

The Company’s management team and its finance and accounting personnel are working diligently to complete this process, provide the requested information to its auditors, and finalize the necessary reviews so that its delinquent periodic reports can be filed.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in Cyclone Boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal Boilers respectively.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including: coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Registrant’s ability to address certain accounting and other matters related to the Registrant’s financial statements, file the delinquent periodic reports within an extended stay that may be granted by the Panel, if any, and maintain listing of the Registrant’s common stock on the NASDAQ Capital Market; and statements and expectations regarding our future growth and ability of our technologies to advance cleaner energy and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Registrant’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations, accounting rules and their impact, economic conditions and market demand, loss of key personnel, determinations made by the NASDAQ Hearings Panel, inability to commercialize our technologies on favorable terms; technical, start-up and operational difficulties; availability of raw materials and equipment; and other factors discussed in greater detail in the Registrant’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Registrant’s SEC filings for additional risks and uncertainties that may apply to the Registrant’s business and the ownership of the Registrant’s securities. The Registrant’s forward-looking statements are presented as of the date made, and the Registrant disclaims any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com